Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.1 is attached.

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the unaudited condensed balance sheet of SCH as of June 30, 2019 with the unaudited condensed combined balance sheet of the VG Companies as of June 30, 2019, giving effect to the Transactions as if they had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2019 combines the unaudited condensed statement of operations of SCH for the six months ended June 30, 2019 with the unaudited condensed combined statement of operations of the VG Companies for the six months ended June 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 combines the audited statement of operations of SCH for the year ended December 31, 2018 with the audited combined statement of operations of the VG Companies for the year ended December 31, 2018.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

The historical unaudited condensed financial statements of SCH as of and for the six months ended June 30, 2019 and the historical audited financial statements of SCH as of and for the year ended December 31, 2018, which are included in the Proxy Statement/Prospectus beginning on page F-1; and

•

The historical unaudited condensed combined financial statements of the VG Companies as of and for the six months ended June 30, 2019 and the historical audited combined financial statements of the VG Companies as of and for the year ended December 31, 2018, which are included beginning on page F-29 in the Proxy Statement/Prospectus and incorporated by reference into the Report.

The foregoing historical financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited pro forma condensed combined financial information should also be read together with “SCH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “The VG Companies’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement/Prospectus.

Description of the Transactions

Pursuant to the Merger Agreement, the VG Companies merged with and into the Merger Subs in exchange for an aggregate merger consideration payable by SCH to Vieco US. The VG Companies survived the Mergers as direct wholly owned subsidiaries of SCH and SCH was immediately renamed “Virgin Galactic Holdings, Inc.” The aggregate merger consideration payable by SCH to Vieco US under the Merger Agreement was 130,000,000 shares of VGH common stock at a deemed value of $10.00 per share for an aggregate merger consideration of $1.3 billion.

Accounting for the Transactions

The Transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SCH has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on current shareholders of the VG Companies having a relativemajority of the voting power of the combined entity, the operations of the VG Companies prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of the VG Companies comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the VG Companies with the acquisition being treated as the equivalent of the VG Companies issuing stock for the net assets of SCH, accompanied by a recapitalization. The net assets of SCH will be stated at historical cost, with no goodwill or other intangible assets recorded.

Other Events in connection with the Transactions

•

On July 9, 2019, Virgien Enterprises Limited (“VEL”), VGH, LLC and SCH agreed that the trademark license agreement with VEL would, effective on the consummation of the Transactions, be amended and restated and novated to the Company, permitting the Company to use the “Virgin Galactic” name and brand and the Virgin signature logo. Pursuant to the terms of the Amended TMLA, the Company will be obligated to pay VEL quarterly royalties equal to the greater of (a) a low single-digit percentage of its gross sales and (b) prior to the first spaceflight for paying customers, a mid-five figure amount in dollars. After commercial launch, the Company will be obligated to pay increased royalties; see the section of the Proxy Statement/Prospectus beginning on page 218 titled “Information about the VG Companies—Intellectual Property—Virgin Trademark License Agreement” in the Proxy Statement/Prospectus and the section titled “Amended TMLA” in Item 1.01 in this Report.

•

The second qualifying milestone under the VG Companies’ multiyear cash incentive plan (the “Cash Incentive Plan”) was amended upon the consummation of the Transactions such that the participants who remained continuously employed through the consummation of the Transactions are entitled to receive 100% of the bonus that such participant would have otherwise received upon the achievement of the original second qualifying milestone; see the section of the Proxy Statement/Prospectus beginning on page 249 titled “Executive Compensation—Executive Compensation Arrangements—Existing Agreements—Cash Incentive Plan” in the Proxy Statement/Prospectus.

•

Each of Mr. Bain, Dr. Ryans and Mses. Reses and Wong were granted Director RSU Awards relating to an aggregate of 1,500,000 underlying shares of common stock. The Director RSU Awards were vested at grant upon the consummation of the Transactions but will not settle into shares of common stock until a date, selected by the Company, between January 1, 2020 and December 31, 2020; see the section of the Proxy Statement/Prospectus beginning on page 252 titled “Executive Compensation—Director Compensation” and “Compensatory Arrangements for Directors” in Item 5.02 of this Report.

•

The Company approved and implemented a compensation program for the Company’s non-employee directors (the “Director Compensation Program”) that consists of annual retainer fees and long-term equity awards for the Company’s non-employee directors who are determined to not be affiliated with Virgin Galactic and/or SCH. The initial eligible directors will be Drs. Austin and Ryans and Messrs. Kreeger and Mattson. Under the Director Compensation Program, each initial eligible director will receive an annual retainer $125,000 as cash compensation and will receive a restricted stock unit (“RSU”) award covering shares of the Company’s common stock with an aggregate value of $300,000, which will vest as to one-third of the shares subject to the award on each anniversary of the consummation of the Transactions, subject to continued service; see the section of the Proxy Statement/Prospectus beginning on page 252 titled “Executive Compensation—Director Compensation” and “Compensatory Arrangements for Directors” in Item 5.02 of this Report.

•

The Company entered into new employment agreements with its executive officers. The terms of these new employment agreements include salary compensation and equity incentive awards covering shares of the Company’s common stock; see “Compensatory Arrangements for Executive Officers” in Item 5.02 of this Report.

•

The Company adopted the 2019 Incentive Award Plan (the “2019 Plan”) in connection with the closing of the Transactions under which the Company may grant cash and equity incentive awards covering shares of its common stock to employees, consultants and directors of the Company, and employees and consultants of its subsidiaries; see “2019 Plan” in Item 5.02 of this Report.

•

Pursuant to the previously announced subscription agreement, Boeing purchased 1,924,402 newly issued shares of the Company’s common stock in exchange for for aggregate consideration of $20.0 million; see the section of the Proxy Statement/Prospectus beginning on page 13 titled “Summary of the Proxy Statement/Prospectus—Related Agreements—Boeing Subscription Agreement” and “Unregistered Sales of Equity Securities” in Item 3.02 of this Report.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined entity. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. SCH and the VG Companies have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming the following:

•

The total redemption of 15,877,288 Class A public shares of SCH at an assumed redemption price approximating $10.33 per share based on the trust account figures as of June 30, 2019, of which 3,771,178 shares were redeemed on September 9, 2019 and 12,106,110 shares were redeemed on October 23, 2019.

•

The election by Vieco US for the Company to repurchase an assumed 4,857,643 shares of VGH common stock held by Vieco US at a price of $10.00 per share in cash. The assumed Repurchase is derived from the remaining $48.6 million cash available as of June 30, 2019 for the Repurchase in excess of the $500.0 million balance required to be held by VGH in cash and cash equivalents subsequent to the Repurchase.

•

The election by Vieco US for Mr. Palihapitiya to purchase 10,000,000 shares of the Company’s common stock held by Vieco US at a price of $10.00 per share in cash as contemplated by the Purchase Agreement (the “Secondary Purchase”). The Secondary Purchase has no impact to the cash and cash equivalents balance or total shares of the Company’s common stock outstanding as presented in the unaudited pro forma condensed combined financial information.

After giving effect to the redemption of the Class A public shares, the Repurchase (using the assumed terms described above), and the Secondary Purchase, Vieco US would hold an assumed 115,142,357 shares of VGH common stock immediately after the Closing, which approximates a 58.8% ownership level.

Shareholder	No. of Shares	% Ownership
Vieco US(1)	115,142,357	58.8%
SCH’s public shareholders	53,122,712	27.1%
SCH Sponsor Corp. & related parties (including Mr. Palihapitiya)(2)	25,750,000	13.1%
Boeing	1,924,402	1.0%

Total(2)(3)	195,939,471	100.0%

(1)

The actual number of VGH shares repurchased by the Company from Vieco US in the Repurchase was 5,209,562 shares at a price of $10.00 per share, and the actual number of VGH shares held by Vieco US following the Repurchase was 114,790,438 shares.

(2)

Outstanding shares of VGH common stock held by SCH Sponsor Corp. excludes the 1,500,000 shares of the Company common stock underlying the Director RSU Awards that were granted in connection with the Transactions. The Director RSU Awards vested at the closing of the Transactions but will not settle into shares of common stock until a date, selected by VGH, that occurs between January 1, 2020 and December 31, 2020.

(3)

The actual number of shares of VGH common stock outstanding after giving effect to the redemption of the Class A public shares, the Repurchase (on the terms described above in footnote 1) and the Secondary Purchase was 195,587,552 shares.

The unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding public or private placement warrants issued by SCH as such securities are not exercisable until 30 days after the closing of the Transactions.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2019

(in thousands, except share and per share amounts)

e	(a) SCH	(b) The VG Companies	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	274	85,324	712,535	c
			(163,958)	d
			(48,576)	e
			(37,168)	f
			(21,875)	g
			(9,946)	h
			20,000	i	536,610
Accounts receivable	—	571	—		571
Inventories	—	27,508	—		27,508
Prepayments and other current assets	80	3,518	—		3,598
Due from related party, net	—	8,922	—		8,922

Total current assets	354	125,843	451,012		577,209
Property, plant, and equipment, net	—	40,456	—		40,456
Marketable securities held in trust account	712,535	—	(712,535)	c	—
Other noncurrent assets	—	3,705	(1,217)	f	2,488

Total assets	$712,889	$170,004	$(262,740)		$620,153

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of capital lease obligation	—	8	—		8
Accounts payable	2,467	9,003	—		11,470
Accrued liabilities	—	15,951	(1,217)	f	14,734
Customer deposits	—	81,078	—		81,078
Advances from related party	759	—	—		759

Total current liabilities	3,226	106,040	(1,217)		108,049
Deferred rent	—	7,912	—		7,912
Deferred underwriting fees	24,150	—	(24,150)	g	—

Total liabilities	$27,376	$113,952	$(25,367)		$115,961

Commitments
Class A ordinary shares	680,513	—	(163,958)	d
			(516,555)	j	—
Stockholders’ Equity
Common stock	—	—	(0)	e
			0	i
			5	j
			2	k
			13	l	20
Class A ordinary shares	0	—	(0)	k	—
Class B ordinary shares	2	—	(2)	k	—
Additional paid-in-capital	—	—	(48,576)	e
			(37,168)	f
			2,275	g
			20,000	i
			516,550	j
			0	k
			55,991	m
			4,998	n
			(13)	l
			17,685	o	531,742
Retained earnings (Accumulated deficit)	4,998	—	(4,998)	n	—
			(17,685)	o
			(9,946)	h	(27,631)
Net parent investment	—	55,991	(55,991)	m	—
Accumulated other comprehensive income	—	61	—		61

Total stockholders’ equity	$5,000	$56,052	$443,140		$504,192

Total liabilities and stockholders’ equity	$712,889	$170,004	$(262,740)		$620,153

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2019

(in thousands, except share and per share amounts)

	(a) SCH	(b) The VG Companies	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$2,420	$—		$2,420
Cost of revenue	—	1,284	—		1,284

Gross profit	—	1,136	—		1,136
Selling, general, and administrative expenses	—	26,905	40	c
			450	d
			3,941	e	31,336
Research and development expenses	—	61,591	2,494	e	64,085
Operating costs	2,797	—	—		2,797

Operating loss	(2,797)	(87,360)	(6,925)		(97,082)
Interest income	8,554	750	(8,554)	f	750
Interest expense	—	2	—		2
Other income	—	37	—		37
Unrealized loss on marketable securities	270	—	(270)	g	—

Loss before income taxes	5,487	(86,575)	(15,209)		(96,297)
Income tax expense	—	86	—		86

Net income (loss)	$5,487	$(86,661)	$(15,209)		$(96,383)

Earnings (loss) per share
Basic and diluted	$(0.12)				$(0.49)	h

Weighted average shares outstanding
Basic and diluted	20,111,365		177,959,189	i	198,070,554	i

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except share and per share amounts)

	(a) SCH	(b) The VG Companies	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$2,849	$—		$2,849
Cost of revenue	—	1,201	—		1,201

Gross profit	—	1,648	—		1,648
Selling, general, and administrative expenses	—	50,902	80	c
			900	d
			7,883	e	59,765
Research and development expenses	—	117,932	4,988	e	122,920
Operating costs	1,344	—	—		1,344

Operating loss	(1,344)	(167,186)	(13,851)		(182,381)
Interest income	12,580	633	(12,580)	f	633
Interest expense	—	10	—		10
Other income	—	28,571	—		28,571
Unrealized loss on marketable securities	271	—	(271)	g	—

Loss before income taxes	10,965	(137,992)	(26,160)		(153,187)
Income tax expense	—	147	—		147

Net income (loss)	$10,965	$(138,139)	$(26,160)		$(153,334)

Earnings (loss) per share
Basic and diluted	$(0.04)				$(0.78)	h

Weighted average shares outstanding
Basic and diluted	20,080,848		177,358,623	i	197,439,471	i

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Transactions had been consummated on June 30, 2019 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2018, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information have been prepared assuming the following methods of accounting in accordance with GAAP.

The Transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of the VG Companies with the acquisition being treated as the equivalent of the VG Companies issuing stock for the net assets of SCH, accompanied by a recapitalization. The net assets of SCH will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Report and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

Equity awards granted under the 2019 Plan to executive officers and employees in connection with the closing of the Transactions were 5,912,609 nonqualified stock options and 1,795,209 RSUs. The nonqualified stock options are subject to service-based vesting conditions that is met over a four year graded vesting period. The RSU awards are subject to service-based and share price-based vesting conditions. The service-based condition for 50% of the RSUs granted is met over a four year graded-vesting period; the remaining 50% of the RSUs granted is met over a five year graded-vesting period. The share price-based vesting condition for each RSU granted is based on a $10.00 share price hurdle to be met at each service vesting date. The grant date fair values of the equity awards were determined based on the fair value of VGH’s underlying common stock of $11.79 per share as of the date of the closing of the Transactions using preliminary valuation techniques with the most reliable information available as of the date of this Report. The grant date fair values of the equity awards are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital (“APIC”) and are assumed to be cash settled.

The unaudited pro forma condensed combined financial information do not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Management believes this unaudited pro forma condensed combined financial information to not be meaningful given the combined entity incurred significant losses during the historical periods presented due to having not yet launched its commercial human spaceflight service.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2019

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 reflects the following adjustments:

(a)	Represents the SCH historical unaudited condensed balance sheet as of June 30, 2019.

(b)

Represents the VG Companies historical unaudited condensed combined balance sheet as of June 30, 2019. Historical financial information of the VG Companies does not include share capital as it has been prepared on a combined basis of presentation. Please refer to Note 1 in the combined financial statements of the VG Companies included elsewhere in the Proxy Statement/Prospectus beginning on page F-29 and incorporated by reference into the Report.

(c)

Represents the reclassification of the marketable securities held in SCH’s trust account to cash and cash equivalents to liquidate these investments and make the funds available for general use by the Company.

(d)

Represents the cash disbursed from the trust account to holders of redeemable SCH Class A public shares for the 15,877,288 Class A public shares of SCH at an assumed redemption price approximating $10.33 per share based on the trust account figures as of June 30, 2019.

(e)	Represents the assumed repurchase and retirement by the Company of 4,857,643 of its outstanding shares of common stock held by Vieco US for $48.6 million in connection with the Transactions.

(f)

Represents a cash disbursement by the Company to settle the direct and incremental transaction costs of $37.2 million anticipated to be incurred by SCH, V10, and the VG Companies prior to, or concurrent with, the closing of the Transactions. As of June 30, 2019, the VG Companies have deferred direct and incremental transaction costs incurred of $1.2 million.

(g)

Represents a cash disbursement by the Company to settle the outstanding underwriting fees incurred by SCH in connection with the SCH initial public offering that were deferred until the closing of the Transactions. The final amount owed subsequent to all redemptions was $21.9 million.

(h)

Represents a cash disbursement by the VG Companies to settle amounts owed to participants of the amended Cash Incentive Plan upon the achievement of the second qualifying milestone in connection with the closing of the Transactions.

(i)	Represents the $20.0 million cash investment by Boeing in exchange for the issuance of 1,924,402 newly issued shares of common stock immediately following the consummation of the Transactions.

(j)	Represents the redeemable Class A public shares of SCH that were not redeemed and thus converted into shares of the Company’s common stock upon the Domestication.

(k)

Represents the automatic conversion on a one-for-one basis of the outstanding non-redeemable Class A public shares of SCH and the outstanding non-redeemable Class B ordinary shares of SCH into shares of common stock of the Company upon the Domestication, excluding the 1,500,000 shares of the VGH common stock underlying the Director RSU Awards that were granted and vested in connection with the closing of the Transactions.

(l)	Represents the issuance by the Company of 130,000,000 new shares of its common stock in connection with the reverse recapitalization.

(m)	Represents the elimination of the VG Companies’ net parent investment with a corresponding adjustment to APIC for the Company in connection with the reverse recapitalization.

(n)	Represents the elimination of SCH’s retained earnings with a corresponding adjustment to APIC for the Company in connection with the reverse recapitalization.

(o)

Represents the stock based compensation of approximately $17.7 million associated with 1,500,000 Director RSU Awards that were granted and vested in connection with the Transactions based on the fair value of the underlying common stock of the Company of $11.79 per share as of the date of the closing of the Transactions. There has been no tax withholding liability presented on the unaudited pro forma condensed combined balance sheet as the associated vested and unsettled Director RSU Awards were granted to non-employee directors.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2019

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2019 reflects the following adjustments:

(a)	Represents the SCH historical unaudited condensed statement of operations for the six months ended June 30, 2019.

(b)

Represents the VG Companies historical unaudited condensed combined statement of operations for the six months ended June 30, 2019. Historical financial information of the VG Companies does not include earnings per share as it has been prepared on a combined basis of presentation. Please refer to Note 1 in the combined financial statements of the VG Companies beginning on page F-29 of the Proxy Statement/Prospectus and incorporated by reference into this Report.

(c)	Represents the net increase in trademark license royalty expense under the Amended TMLA.

(d)

Represents the compensation for the initial eligible directors under the Director Compensation Program, which consists of $0.3 million for the retainer fees and $0.2 million for the stock-based compensation expenses associated with the grant of 101,780 RSUs at the closing of the Transactions.

(e)

Represents the estimated change in aggregate compensation for the Company’s executive officers and employees, which consists of $0.1 million in salary compensation and $6.3 million for the stock-based compensation expenses associated with the grant of 5,912,609 options and 1,795,209 RSUs at the closing of the Transactions.

(f)	Represents the elimination of the interest income earned on marketable securities held in SCH’s trust account.

(g)	Represents the elimination of the unrealized loss on marketable securities held in SCH’s trust account.

(h)	Represents the basic and diluted loss per share as a result of the pro forma adjustments for the six months ended June 30, 2019.

(i)

Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. Refer to the table below for the reconciliation of the pro forma adjustments for the weighted average shares of common stock outstanding.

	Pro Forma Combined
(in thousands, except share and per share amounts)
Numerator
Net loss	$(96,383)

Denominator
Vieco US	115,142,357
SCH’s public shareholders	53,122,712
SCH Sponsor Corp. & related parties (including Mr. Palihapitiya)	25,750,000
Boeing	1,924,402
RSU awards—vested and unsettled	2,131,083

Basic and diluted weighted average shares of common stock outstanding	198,070,554	i

Loss per share
Basic and diluted	$(0.49)	h

4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2018

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 reflects the following adjustments:

(a)	Represents the SCH historical audited statement of operations for the year ended December 31, 2018.

(b)

Represents the VG Companies historical audited combined statement of operations for the year ended December 31, 2018. Historical financial information of the VG Companies does not include earnings per share as it has been prepared on a combined basis of presentation. Please refer to Note 1 in the combined financial statements of the VG Companies beginning on page F-29 of the Proxy Statement/Prospectus and incorporated by reference into this Report.

(c)	Represents the net increase in trademark license royalty expense under the Amended TMLA.

(d)

Represents the compensation for the initial eligible directors under the Director Compensation Program, which consists of $0.5 million for the retainer fees and $0.4 million for the stock-based compensation expenses associated with the grant of 101,780 RSUs at the closing of the Transactions.

(e)

Represents the estimated change in aggregate compensation for the Company’s executive officers and employees, which consists of $0.3 million in cash compensation and $12.6 million for the stock-based compensation expenses associated with the grant of 5,912,609 options and 1,795,209 RSUs at the closing of the Transactions.

(f)	Represents the elimination of the interest income earned on marketable securities held in SCH’s trust account.

(g)	Represents the elimination of the unrealized loss on marketable securities held in SCH’s trust account.

(h)	Represents the basic and diluted loss per share as a result of the pro forma adjustments for the year ended December 31, 2018.

(i)

Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. Refer to the table below for the reconciliation of the pro forma adjustments for the weighted average shares of common stock outstanding.

	Pro Forma Combined
(in thousands, except share and per share amounts)
Numerator
Net loss	$(153,334)

Denominator
Vieco US	115,142,357
SCH’s public shareholders	53,122,712
SCH Sponsor Corp. & related parties (including Mr. Palihapitiya)	25,750,000
Boeing	1,924,402
RSU awards—vested and unsettled	1,500,000

Basic and diluted weighted average shares of common stock outstanding	197,439,471	i

Loss per share
Basic and diluted	$(0.78)	h